Form N-SAR, Sub-Item 77q1(e)
Any new or amended investment advisory
contracts


Nuveen Multistate Trust IV
333-16615
811-07751


We hereby incorporate by reference the form of the new Investment Management Agreement filed in Proxy materials in the SEC filing on August
29, 2007, under Conformed Submission Type DEF
14A, accession number 0000950137-07-013170.